Exhibit No. 99.1

News Release
Company Contact:
Bill Bush
International Microcomputer Software, Inc.
415.878.4039
E-mail: bbush@imsisoft.com

IMSI® ANNOUNCES 155% INCREASE IN SECOND QUARTER REVENUE
Company achieves $6.0 million of revenue for the first time since June 1999. Revenue and earnings guidance met and operations continue to generate cash.

NOVATO, Calif., February 14, 2005 - IMSI® (OTC BB: IMSI), a leading developer and publisher of consumer, business and precision design software solutions, today announced its financial results for the three and six months ended December 31, 2004. For the three months ended December 31, 2004, IMSI reported net revenues of $6.0 million and net income of $129,000, or $0.00 per share. Net revenues from continuing operations increased 155% from $2.4 million as compared to the same period in the previous fiscal year reflecting the strength of its business segments and the continued expansion of its Houseplans network of websites .

Revenues for the six months ended December 31, 2004 were $11.7 million, an increase of 195% from $4.0 million as compared to the same period in the prior fiscal year. The net loss for the six months ended December 31, 2004 was $146,000 or $0.01 per share, as compared to the prior year’s net income of $2,000 or $0.00 per share. The prior year’s income included a $1.0 million gain related to the sale of discontinued operations as compared to a $53,000 gain for the period ended December 31, 2004.

Amongst the many improvements to the Company’s financial results were the following;
▪
EBITDA, which excludes interest, amortization, depreciation and non-recurring items of $562,000, was a positive $691,000, an improvement from a negative $218,000 from the same quarter of the prior year and a positive $159,000 from the quarter ended September 30, 2004.

▪
Quarterly sales increased from $2.4 million to $6.0 million, representing an increase of $3.6 million from the prior year. The Company crossed the $6 million milestone for the first time since June 1999! Additionally, sales increased $300,000, or 5%, on a sequential basis.

▪	Gross margins for the quarter ended December 31, 2004 improved to 73% from 67% (a 9% increase).
▪	Cash generated from operations was a positive $85,000 as compared to a negative $483,000 from the prior fiscal year’s second quarter.
▪	Operating loss narrowed to $372,000 as compared to the prior year’s quarter of $736,000.
▪
Quarterly net income per share was $0.00 as compared to our guidance range of a loss per share of $0.00 to $0.03 and a loss of $0.03 (excluding gains from the sale of discontinued operations) per share from the same quarter of the prior year.

With our third consecutive quarter of revenue increases, our plan to generate operating profits in the current fiscal year and our selective investments in technology, such as the recently announced JPEG and image compression technologies, IMSI now has the ability to sustain positive operating results.

“As demonstrated by the financial improvements during the quarter, we are driving to operating profitability with a strong focus on sales growth and cost savings to complete the Company’s return to a solid competitive position”, said Martin Wade, IMSI CEO. “In the upcoming months, we will continue with our strategy of identifying, acquiring and integrating companies with a good potential for growth, in order to positively affect our operating performance.”

“With the upcoming launch of several products in the March quarter, including new versions of our two flagship products TurboCAD and StuffIt, (which will incorporate our new JPEG Image compression technology), we will continue to deliver on our product-focused growth strategy”, stated Gordon Landies, IMSI President. “We will leverage our strengths in acquiring, developing and distributing products and services direct to consumers and businesses. All of our major product areas, including utilities, productivity, precision design and the distribution of house plans online, had good results during the quarter and we expect our success to continue. We are excited by the growth of our Houseplans network which now has an online library of over 19,000 stock house plans, the most extensive on the Internet. We will continue to invest in the Houseplans network adding more features and functionality to increase sales and profits. As demonstrated by our track record over the past year, we intend to continue acquiring products and services which are a strategic fit with our existing assets and strategy.”

The following important events, by business segment, occurred recently;

HOUSEPLANS, INC.:
▪
Houseplans, Inc. continued its pre-eminent position as the leading provider of stock house plans by increasing its inventory to more than 19,000 plans available on its websites, , and www.houseplanguys.com.

▪
In January 2005, we signed an agreement to offer Houseplan’s collection of house plans on Scripps’ newly launched website --HGTVPro.com. Houseplans.com will be the exclusive house plans supplier for HGTVPro.com which provides information, products and services geared specifically for professional contractors, builders and remodelers.

▪
Also in January 2005, Houseplans launched its Cost-to-Build™ service. This features allows users to quickly obtain detailed cost estimates to build each of the 19,000 plans in the Houseplans collection for every zip and postal code in the US and Canada depending on their planned level of quality.

▪
On September 28, 2004, we acquired Abbisoft, operator of the website, which significantly strengthened our stock house plans business. Leveraging Abbisoft’s strong reputation with contractors and builders, we expect to be able to increase our combined reach into this important segment of the house plans market.

CONSUMER & BUSINESS SOFTWARE SOLUTIONS DIVISION:
o
In January 2005, Allume announced a revolutionary new image technology allowing JPEG compression of up to 30% on average without any loss of quality. This technology will be available for licensing opportunities as well as included in the next version of StuffIt planned to be released in March 2005.

o	AquaZone Desktop Garden: A desktop virtual aquarium which offers brilliant colors, rich backgrounds and an array of fish that rivals the finest found in any pet store.

o	FormTool 2005: A complete solution for electronic form creation and management with 600 forms and 200 label templates and includes everything required to create custom business forms.

In addition to these products, the division also launched several other new and popular products. For more information visit the division’s websites at www.allume.com and www.stuffit.com.

PRECISION DESIGN DIVISION:
o	TurboCAD 10.5 which integrated the D-Cubed technology to serve the needs of the mechanical and architectural design communities.
o
The inclusion of state-of-the-art design collaboration functionality through the divisions strategic partnership with PDMOffice which allows TurboCAD users to share documents with their peers, visualize CAD models (250+ formats supported), manage project timeline and related activities and hold design reviews in online meetings.

Visit www.imsisoft.com and www.turbocad.com for additional product and service information.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31, 2004	June 30, 2004
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$2,804	$3,212
Investment in marketable securities	2,548	2,151
Receivables, less allowances for doubtful accounts, discounts and returns of $908 and $958	2,646	2,522
Inventories, net of reserves for obsolescence of $123 and $123	1,088	1,122
Receivables, other (related to discontinued operations)	-	1,000
Note receivable from related party	325	350
Note receivable	21	-
Other current assets	670	552
Assets related to discontinued operations	499	828
Total current assets	10,601	11,737
Fixed assets, net	613	637
Intangible Assets
Capitalized software, net	2,815	2,748
Domain names, net	1,964	1,566
Trademarks	710	709
Distribution rights, net	543	594
Capitalized customer lists	940	843
Goodwill	8,829	7,559
Total intangible assets	15,801	14,019
Other assets:
Prepaid expenses	73	99
Investment in securities	-	1,771
Total other assets	73	1,870

TOTAL ASSETS	$27,088	$28,263

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short term debt	$2,360	$3,557
Trade accounts payable	2,137	2,375
Accrued and other liabilities	1,199	1,751
Liabilities related to discontinued operations	42	397
Total current liabilities	5,738	8,080

Long-term debt and other obligations	1,842	2,318

Total liabilities	7,580	10,398

Shareholders' Equity
Common stock, no par value; 300,000,000 authorized; 28,248,507 issued and outstanding on December 31, 2004 and 26,261,829 issued and outstanding on June 30, 2004.	43,335	41,512
Accumulated deficit	(23,723)	(23,577)
Accumulated other comprehensive loss	(104)	(70)
Total shareholders' equity	19,508	17,865
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$27,088	$28,263

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME/ (LOSS)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003

Net revenues	$6,019	$2,356	$11,713	$3,977
Product costs	1,604	789	3,119	1,363
Gross margin	4,415	1,567	8,594	2,614

Costs and expenses
Sales and marketing	2,536	887	4,829	1,485
General and administrative	1,257	964	2,391	1,621
Research and development	994	452	2,033	860
Total operating expenses	4,787	2,303	9,253	3,966

Operating loss	(372)	(736)	(659)	(1,352)

Other income and (expense)
Interest and other, net	-	60	18	142
Realized / unrealized gain on marketable securities	471	47	422	177
Gain on sale of product line	33	-	33	-
Gain (loss) on extinguishment of debt	-	(5)	-	76
Income (loss) before income tax	132	(634)	(186)	(957)

Income tax (expense) benefit	(3)	6	(8)	10
Income (loss) from Continuing Operations	129	(628)	(194)	(947)

Income (loss) from discontinued operations, net of income tax	-	30	(5)	(51)
Gain from the sale of discontinued operations, net of income tax	-	1,000	53	1,000
Net income (loss)	$129	$402	($146)	$2

Other comprehensive loss
Foreign currency translation adjustments	(24)	(28)	(34)	(32)
Comprehensive income (loss)	$105	$374	($180)	($30)

Basic income (loss) per share
Income (loss) from continuing operations	$0.00	($0.02)	($0.01)	($0.03)
Income (loss) from discontinued operations, net of income tax	-	$0.00	$0.00	($0.01)
Gain from the sale of discontinued operations, net of income tax	-	$0.04	$0.00	$0.04
Net income (loss)	$0.00	$0.02	($0.01)	$0.00

Diluted income (loss) per share
Income (loss) from continuing operations	$0.00	($0.02)	($0.01)	($0.03)
Income (loss) from discontinued operations, net of income tax	-	$0.00	$0.00	($0.01)
Gain from the sale of discontinued operations, net of income tax	-	$0.04	$0.00	$0.04
Net income (loss)	$0.00	$0.02	($0.01)	$0.00

Shares used in computing basic earnings (loss) per share information	27,916	23,268	27,605	23,223
Shares used in computing diluted earnings (loss) per share information	29,885	23,268	27,605	23,223

Business Outlook

IMSI’s financial guidance is prepared in accordance with accounting principles generally accepted in the United States of America. The following forward-looking statements reflect IMSI’s expectations as of February 14, 2005. Due to potential changes in general economic conditions and the various other risk factors discussed in IMSI’s reports filed periodically with the Securities and Exchange Commission, actual results may differ materially. IMSI does not intend to update these forward-looking statements until its next quarterly results announcement, other than in other publicly available statements.

in millions expect for per share amounts	FY 05 Forecast
	Guidance	Actual	Guidance	Actual	Guidance
	Q1	Q1	Q2	Q2	Q3	Q4	Total
Net Revenues	$5.4 - 5.6	$5.7	$5.9 - 6.3	$6.0	$6.0 - 6.4	$6.2 - 6.5	$23.9 - 24.6
Operating Income/(Loss)	($1.2) - (1.4)	$(0.3)	($0.3) - (0.6)	(0.4)	($0.1) - $0.2	$0.1 - 0.5	($0.7) - 0.0
Net Income/(Loss)	($1.1) - (1.3)	$(0.3)	($0.2) - (0.5)	0.1	$0.1 - 0.4	$2.1 - 2.5	$2.0 - 2.7
Fully Diluted Shares	26.5	26.5	28.3	29.8	29.8	30.5	28.9
Earnings/(Loss) per share	($0.03 - .05)	($0.01)	$0.0 - (0.03)	$0.00	$0.00 - 0.02	$0.06 - 0.09	$0.06 - 0.08

About IMSI

Founded in 1982, IMSI has established a tradition of providing the professional and home user with innovative technology and easy-to-use, high-quality software products at affordable prices. The company maintains two business divisions. The Precision Design division, anchored by IMSI's flagship product, TurboCAD® and the DesignCAD(TM) line, also develops and markets other visual content and design software such as FloorPlan® 3D and TurboCADCAM. The division also includes several online properties focused on the sale of content and services to the architectural, engineering and construction market thru its stock house plans site at Houseplans.com and the online CAD symbol sites, CADsymbols.com and CADsymbol.net. The Consumer and Business Software Solutions division, which is anchored by Allume Systems, Inc. (formerly Aladdin Systems, Inc.), provides businesses and consumers with software solutions through its popular products such as StuffIt®, Internet Cleanup(TM), Spring Cleaning®, SpamCatcher(TM), Boost XP, OrgChart Professional ™ FormTool(TM), ResumeWriter(TM) and HiJaak®. More information about IMSI can be found at www.imsisoft.com and www.allume.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under “Factors Affecting Future Operating Results” in the company’s annual report on Form 10-KSB, and as amended, for the year ended June 30, 2004, and such other risks detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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